DISTRIBUTOR/MARKETING AGREEMENT

This DISTRIBUTOR/MARKETING AGREEMENT ("Agreement") is made by and between APC Export, Inc. ("Company") and Organic Soils.Com, Inc. ("Distributor"), in consideration of the promises made herein and intending to be legally bound, agree as follows:

                               ARTICLE 1. RECITALS

         Section 1.01. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted. The Company has its principal office and place of business at 300 E. 54th Avenue, Anchorage, Alaska.

         Section 1.02. The Distributor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as contemplated by this Agreement. Distributor has its principal office and place of business at 300 E. 54th Avenue, Anchorage, Alaska.

         Section 1.03. The Company is engaged in the business of removal of humus soil, its export and sale, as well as other products incidental thereto. The Company also desires that the Distributor perform certain marketing and research and development services to promote the products of the Company.

         Section 1.04. The Distributor represents that it possesses the technical facilities and ability to promote the sale and use of products removed by the Company and is desirous of developing demand for and selling such products on an exclusive basis in the territory herinafter described.

         Section 1.05. The Distributor also represents that it possesses the technical facilities and ability to perform marketing and research and development services on behalf of the Company to promote the Company's products.

        Section 1.06. Company is desirous of having Distributor develop demand for and sell its products in such territory and perform certain marketing and research and development services, on behalf of the Company, on the terms and conditions set forth herein.

                        DISTRIBUTOR/MARKETING AGREEMENT                       1

                      ARTICLE 2. DISTRIBUTORSHIP/MARKETING

         Section 2.01. (a) The Company appoints the Distributor as the exclusive distributor for the sale of its products at wholesale in the continental United States, as well as Hawaii and Alaska ("Territory"). The Territory so described, and as may be subsequently enlarged, reduced, or otherwise changed in area with the mutual consent of the parties hereto.

         (b) During the continuance of this Agreement, the Company shall not appoint any other or different person, firm, or corporation to sell the same products in the Territory.

         Section 2.02. The Company reserves the right to sell, either directly or through its branches, any of its products to any of the following, the gross profit from the sales to be divided as hereinafter provided:

         (a) United States or any of its agencies, bureaus, commissions, or departments.

         (b) Any foreign government or any of its agencies, bureaus, commissions, or departments.

         Section 2.03. The Distributor accepts the appointment to develop demand for and to sell Company products within the Territory and will make all sales hereunder in accordance with this Agreement.

         Section 2.04. The Distributor also accepts its responsibility to perform certain marketing activity obligations, on behalf of the Company, that includes, upon direction of the Company, research and development service, for development and promotion of the Company's products, to wit: (a) to determine which products should be developed, (b) to determine what research, and to what extent, is required to validate any product, (c) to submit its budget requirements for Company approval for any proposal, (d) upon approval by the Company, to organize and initiate the research so approved, (e) to supervise the research so approved, (f) to consolidate all research data, (g) to analyze the research data in light of market feasibility for any proposed product, and (h) based upon the forgoing criteria, and any other relevant factors, to submit its recommendation to the Company concerning the Marketing strategy for any product, as well as its recommendation for additional research and development that it deems to be necessary or helpful to satisfactorily promote any product.

         Section 2.05. This Agreement shall continue in full force for the period of, three (3) years from the date of this Agreement and, unless either of the parties hereto has given to the other party written notice of its election

                        DISTRIBUTOR/MARKETING AGREEMENT                       2
to terminate this Agreement at least ninety (90) days prior to the end of any three (3) year period, thereafter for successive periods of three (3) years each.

                              ARTICLE 3. OPERATIONS

         Section 3.01. (a) All orders the Company receives for its products from the Distributor are subject to acceptance by Company.

         (b) The Company will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by Government orders or requirements, transportation conditions, labor or material shortages, strikes, riots, fires, or any other cause beyond the Company's control. In all cases, the Company will use its best efforts to advise the Distributor in advance of any inability to make full and timely delivery of any products which the Distributor has previously ordered.

         Section 3.02. (a) The Company shall pay the Distributor a five percent (5%) commission on the gross sales (less any return items) from the sale of its products to Distributor's customers.

         (b) The customer of the Distributor shall tender payment directly to the Company. The Company, in turn, shall pay the Distributor, within fifteen
(15) days after receipt of payment from Distributor's customers, a commission of five (5%) percent on the gross sales (less any return items).

         Section 3.03. The Distributor will use his best efforts to promote demand for and sale of the Company's products and will maintain adequate facilities and sales and field personnel for this purpose.

         Section 3.04. The Distributor shall maintain a place of business, display room, and service department satisfactory to the Company at all times, and the Company shall have the right at all reasonable times during business hours to inspect the place of business, display room, and service department.

         Section 3.05. (a) The Distributor shall work and develop the Territory to the satisfaction of the Company, and in doing so shall appoint dealers, salesmen, or other representatives to sell the Company's products as needed.

         (b) The Distributor shall file with the Company a copy of each agreement entered into with such dealers, salesmen, or other representatives defining the Territory to be served, which agreements shall be on appropriate forms approved by the Company.

                        DISTRIBUTOR/MARKETING AGREEMENT                       3

         (c) Upon expiration or prior termination of any such agreement for any cause, the Distributor shall furnish the Company with notice thereof in order that the Company's field personnel records will be up to date at all times.

         Section 3.06. (a) The Distributor shall provide and maintain at his own expense an efficient maintenance service on all of the Company's products installed in the Territory, in accordance with instructions issued from time to time by the Company.

         (b) The Distributor shall (1) see that all necessary replacements of Company's products are promptly and properly made; and (2) use every reasonable effort to maintain a standard of service consistent with policy of the Company.

         Section 3.07. The Distributor may charge to and collect from each customer to whom it sells the Company's products any freight charges paid or incurred by Distributor.

         Section 3.08. (a) Unless the Company shall have authorized or permitted the return of any products, the Company shall not be obligated to accept from the Distributor any products returned, nor to make any exchange thereof, nor to credit the Distributor therefor.

         (b) Except in the case of damage or defect attributable to the Company, the distributor shall not make any claim against the Company for damaged or defective product.

         Section 3.09. Whenever the Company shall deliver or cause to be delivered to a common carrier any products ordered by the Distributor, whether the particular carrier shall have been designated in the shipping or routing instructions of the Distributor or not, the Company shall not be responsible for any delays or damages in shipment and the common carrier, to which the Company shall deliver goods shipped to the Distributor, is declared to be the agent of the Distributor.

         Section 3.10. In order to enable the Company to have a complete record of all products sold, the Distributor shall furnish the Company weekly, or at such intervals as the Company and the Distributor shall otherwise agree, a report of all sales of the Company's products in the territory.

         Section 3.11. The Company reserves the right to change the design of any product thereof at any time without notice to the Distributor. If any such change is made, the Company may, but shall not be obligated to, make the change upon any products shipped thereafter on the orders of the Distributor, nor shall

                        DISTRIBUTOR/MARKETING AGREEMENT                       4
the Company be obligated to make a similar change on any products previously shipped to the Distributor.

         Section 3.12. Where the Company solicits business from the United States government, the Company will make the price quotation to the government on Company products on whatever basis it deems most advisable.

         Section 3.13. (a) Subject to the provisions of Subsection (b), the Distributor may use the name APC Export, Inc., or any other name or logo supplied by the Company, as applied to the Company's products in any sign or advertising during the continuance of this Agreement.

         (b) In case of termination of this Agreement, or upon request of the Company, the Distributor shall discontinue use of such name in any sign or advertising and thereafter shall not use the name directly or indirectly in connection with his business, nor use any other name, title, or expression so nearly resembling it as would be likely to lead to confusion or uncertainty or to deceive the public.

         Section 3.14. To be reimbursed for its marketing expenditures, including any research and development expenditures, that are incurred by Distributor, Distributor hereby acknowledges that it must first obtain the Company's approval for any and all such expenditures. In the event Distributor fails to obtain such approval from the Company, the Company may, but is not obligated to, reimburse the Distributor its marketing expenditures. However, in the event the Company accepts the benefits of any marketing services that are based upon certain marketing expenditures, the Company shall reimburse the Distributor those specific expenditures that are related to those marketing services rendered by Distributor to the Company.

         Section 3.15. As for any marketing services, including any research and development services, rendered to the Company by the Distributor, the Company shall pay reimburse the Distributor its total expenditures in the rendition of such services on behalf of the Company, plus an amount equal to twenty percent (20%) of such gross expenditures, as compensation for Distributor's overhead and profit.

         Section 3.16. Distributor further agrees that all files, records, documents, drawings, specifications, equipment, software, data, and similar items whether maintained in hard copy or on line relating to the such marketing and research and development services whether prepared by Distributor or others as described in Section 2.04., supra, including, without limitation, any matters incidental thereto, are and shall remain exclusively the property of the Company.

                         DISTRIBUTOR/MARKETING AGREEMENT                      5

         Section 3.17. The Distributor shall have his books audited at least annually by a competent accountant or auditor and shall furnish a certified copy of such audit to the Company for its permanent record. In its sole discretion, the Company may waive this requirement, as long as the Company is satisfied that the Distributor's disclosure of its unaudited financial statements to the Company is adequate.


                             ARTICLE 4. TERMINATION

         Section 4.01. In case that any disagreement of any nature shall arise between the members of the Distributor, or its officers or managers whereby the Company deems its interests may be imperiled, or threaten by the insolvency of the distributor, or in case an application is made to have the Distributor declared bankrupt, or in case a receiver or trustee is appointed for the Distributor, then the Company may at its option cancel this Agreement without any notice to the Distributor.

         Section 4.02. Either party may terminate this Agreement at any time without cause by giving the other party 120 days' written notice of termination.

         Section 4.03. In the event of termination, this Agreement shall remain applicable to any orders for products which the Distributor has previously placed and to any other orders which may be executed within ninety (90) days subsequent to the effective date of termination.

         Section 4.04. In the event of the termination of this Agreement by either party for any reason, the Company may at its option repurchase from Distributor at the net price paid by the Distributor to the Company, plus actual freight on the shipment thereof to the Distributor, any Company products on hand in the Distributor's place of business or in the possession of the Distributor. On demand and the tender of the repurchase price, the Distributor shall be obligated to deliver such products to the Company forthwith. The Company reserves the right, however, to reject any product not in first-class condition.

         Section 4.05. In case this Agreement shall be terminated for any reason, the Company shall thereupon at its option be subrogated immediately to any agreements, rights, and relations of the Distributor with dealers, salesmen, or other representatives appointed by the Distributor hereunder with regard to the sale of Company products, and all such agreements shall contain a clause to make this provision effective in favor of the Company when this Agreement shall be terminated.

                        DISTRIBUTOR/MARKETING AGREEMENT                       6

                    ARTICLE 5. INTERPRETATION AND ENFORCEMENT

         Section 5.01. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

         (a)  In the case of the Company, to APC Export, Inc., Attention:
Richard L. Strahl, 300 East 54th Avenue, Suite 202, Anchorage, Alaska 99518-1230, or to such other person or address as the Company may from time to time furnish to the Distributor.

         (b)  In the case of the Distributor, to Organic Soils.Com, Inc.,
Attention: William S. Seidel, 300 East 54th Avenue, Suite 202, Anchorage, Alaska, 99518-1230, or to such other person or address as the Distributor may from time to time furnish to the Company.

         Section 5.02. This Agreement does not constitute the Distributor as agent or legal representative of the Company for any purpose whatsoever. The Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, in behalf of or in the name of the Company or to bind the Company in any manner.

         Section 5.03. This Agreement constitutes a personal contract and the Distributor shall not transfer or assign the Agreement or any part thereof without written consent of the Company.

         Section 5.04. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         Section 5.05. If any legal action, including an action for declaratory relief, is brought to enforce or interpret the provisions of this agreement, the prevailing party will be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled. For the purpose, the parties agree that any such legal action shall be commenced and prosecuted in the City of Anchorage, State of Alaska.

         Section 5.06. This Agreement supersedes any and all agreements, either oral or written, between the parties with respect to this agreement and contains

                         DISTRIBUTOR/MARKETING AGREEMENT                      7
all the representations, covenants, and agreements between the parties with respect to the rendering of those services. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this agreement, and that no other agreement, statement, or promise not contained in this agreement will be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

         Section 5.07. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

         Section 5.08. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Alaska.

         Executed on /s/ Jan. 24, 2000, at /s/ Monterey, CA.
                     -----------------     ------------------------


                                        APC EXPORT, INC.


                                        /s/ Richard L. Strahl
                                        --------------------------------
                                        By:


                                        ORGANIC SOILS.COM, INC.


                                        /s/
                                        --------------------------------
                                        By:












                         DISTRIBUTOR/MARKETING AGREEMENT                      8